Exhibit 99.2

TPTX, Inc.

Consolidated Balance Sheets

	September 30, 2006	December 31, 2005
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$21,024,259	$28,756,888
Prepaid expenses and other current assets	545,426	666,738

Total current assets	21,569,685	29,423,626
Property and equipment, net	932,995	1,300,566
Restricted cash	—	350,000
Other assets	2,622,892	29,543

Total assets	$25,125,572	$31,103,735

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued liabilities	$4,294,731	$3,641,151
Long-term debt, current portion	3,113,740	976,338
Total current liabilities	7,408,471	4,617,489

Long-term debt, net of current portion	5,197,351	3,826,188
Deferred rent	11,509	—
Deferred revenue	3,883,333	8,983,333

Commitments

Preferred Stock Series A, $0.01 par value, 8,871,724 shares authorized, 8,794,800 shares issued and outstanding at both December 31, 2005 and September 30, 2006; liquidation preference of $11,488,113 at September 30, 2006	11,476,678	10,979,671
Preferred Stock Series B, $0.01 par value, 12,816,828 shares authorized, 12,736,828 shares issued and outstanding at both December 31, 2005 and September 30, 2006; liquidation preference of $25,024,228 at September 30, 2006	25,009,960	23,935,379
Preferred Stock Series C, $0.01 par value, 23,586,863 shares authorized, 23,220,199 shares issued and outstanding at both December 31, 2005 and September 30, 2006; liquidation preference of $39,235,604 at September 30, 2006	38,954,494	37,103,076
Preferred Stock Series C-2, $0.01 par value, 5,480,000 shares authorized, 0 and 4,242,846 shares issued and outstanding at December 31, 2005 and September 30, 2006; respectively, liquidation preference of $6,469,279 at September 30, 2006	6,432,734	—

Stockholders’ deficit:
Common stock, $0.01 par value, 61,244,585 shares authorized, 3,296,261 and 6,174,177 shares issued and outstanding at December 31, 2005 and September 30, 2006, respectively	61,742	32,962
Additional paid-in capital	1,286,348	687,174
Accumulated other comprehensive income (loss)	26,324	(211,246)
Accumulated deficit	(74,623,372)	(58,850,291)
Total stockholders' deficit	(73,248,958)	(58,341,401)

Total liabilities and stockholders' deficit	$25,125,572	$31,103,735

See accompanying notes.

TPTX, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue
License and option fees	$1,700,000	$1,437,500	$5,100,000	$3,479,167
Research funding	762,500	675,000	2,287,500	2,025,000

Total revenue	2,462,500	2,112,500	7,387,500	5,504,167

Operating expenses
Research and development	4,455,886	3,804,475	17,600,255	10,975,365
General and administrative	669,215	678,550	1,946,963	1,862,646
Stock-based compensation	24,922	3,539	79,199	6,965

Total operating expenses	5,150,023	4,486,564	19,626,417	12,844,976

Loss from operations	(2,687,523)	(2,374,064)	(12,238,917)	(7,340,809)

Other income (expense)
Interest income	258,959	201,918	732,218	534,064
Interest expense	(278,985)	(54,455)	(735,393)	(139,405)
Gain (loss) on asset disposal	—	(613)	2,584	(613)

Total other income (expense)	(20,026)	146,850	(591)	394,046

Net loss	(2,707,549)	(2,227,214)	(12,239,508)	(6,946,763)

Dividends and accretion to redemption value of redeemable convertible preferred stock	(1,237,082)	(1,113,600)	(3,533,573)	(3,289,540)

Net loss attributable to common stockholders	$(3,944,631)	$(3,340,814)	$(15,773,081)	$(10,236,303)

Basic and diluted net loss per share attributable to common stockholders	$(1.17)	$(1.03)	$(4.74)	$(3.22)

Weighted average shares used in the computation of basic and diluted net loss per share attributable to common stockholders	3,383,518	3,239,213	3,327,569	3,176,482

See accompanying notes.

TPTX, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Operating activities
Net loss	$(12,239,508)	$(6,946,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	503,639	748,156
Stock-based compensation	79,199	6,965
Amortization of debt discount	81,015	40,800
Deferred rent	11,509	—
Deferred revenue	(5,100,000)	6,520,833
(Gain) loss on disposal of assets	(2,584)	613
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	122,451	(193,069)
Other assets	(2,243,351)	(218,902)
Accounts payable and accrued liabilities	652,189	(215,404)

Net cash used in operating activities	(18,135,441)	(256,771)

Investing activities
Purchases of property and equipment	(133,483)	(225,604)

Net cash used in investing activities	(133,483)	(225,604)

Financing activities
Issuance of common stock	336,091	28,713
Issuance of preferred stock, net of issuance costs	6,322,165	—
Proceeds from long-term debt	5,000,000	5,000,000
Payments on long-term debt	(1,359,785)	(2,301,393)

Net cash provided by financing activities	10,298,471	2,727,320
Effect of exchange rate changes on cash	237,824	43,743

Net increase (decrease) in cash and cash equivalents	(7,732,629)	2,288,688
Cash and cash equivalents at beginning of period	28,756,888	27,628,706

Cash and cash equivalents at end of period	$21,024,259	$29,917,394

Supplemental disclosure of cash flow information
Cash paid for interest	$654,378	$98,605

Warrants issued in conjunction with debt	$212,665	$212,665

Noncash purchases of property and equipment	$2,584	$—

See accompanying notes.

TPTX, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

September 30, 2006

1. Organization and Summary of Significant Accounting Policies

Organization and Business

TPTX, Inc. (formerly known as TorreyPines Therapeutics, Inc.) (the "Company") was incorporated in the state of Delaware on April 24, 2000 as Neurogenetics, Inc. In March 2005, the Company changed its name to TorreyPines Therapeutics, Inc. On June 7, 2006, the Company entered into a definitive merger agreement with Axonyx Inc. In connection with the merger, which became effective on October 3, 2006, Axonyx Inc. changed its name to TorreyPines Therapeutics, Inc. (“TorreyPines”) and the newly-acquired wholly-owned subsidiary, which was formerly known as TorreyPines Therapeutics, Inc., changed its name to TPTX, Inc.  As further described in Note 6 (“Subsequent Event”), the Company was considered the acquirer for accounting purposes and the surviving corporation in the merger.  In addition, TorreyPines’ ticker symbol on the NASDAQ Global Market was changed to “TPTX.”  The Company is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs to treat diseases and disorders of the central nervous system.

Since inception, and through September 30, 2006, the Company has incurred losses of $59,894,568, and has recorded accrued dividends and accretion of redeemable preferred stock of $14,728,804, for an accumulated deficit of $74,623,372.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of TPTX, Inc. and its wholly-owned subsidiary located in Belgium. All significant intercompany accounts and transactions are eliminated in consolidation. The subsidiary is in the start-up phase and has not commenced formal operations. The accompanying unaudited consolidated financial statements were prepared in accordance with United States generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by GAAP for complete financial statements. In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, that are filed as Exhibit 99.1 to this form 8-K/A.

The accompanying financial statements do not give effect to the merger of the Company and TorreyPines or the reverse split of TorreyPines common stock.  See Note 6 (“Subsequent Event”).

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less when purchased.

Comprehensive Income or Loss

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income (loss) and foreign currency translation adjustments, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Comprehensive loss for the nine months ended September 30, 2006 and 2005, was $12,001,937 and $7,123,564, respectively.

2. Stock-Based Compensation

Stock-Based Compensation under SFAS 123R

In January 2006, the Company adopted SFAS No. 123R, Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Share-based Compensation. SFAS No. 123R supersedes APB No. 25 and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure, which has previously been used by the Company, is no longer an alternative.

The Company adopted the fair value recognition provisions of SFAS No. 123R, using the modified prospective transition method. Under this transition method, compensation expense includes options vesting for (1) share-based payments granted prior to, but not vested as of December 31, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 and (2) share-based payments granted after December 31, 2005, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Because this transition method was selected, results of prior periods have not been restated.

For purposes of calculating the stock-based compensation under SFAS No. 123R, the Company estimates the fair value of stock options using a Black-Scholes option-pricing model which is consistent with the model used for pro forma disclosures under SFAS No. 123 prior to the adoption of

SFAS No. 123R. The Black-Scholes option-pricing model incorporates various and highly sensitive assumptions including expected volatility, expected term and interest rates. In accordance with SFAS No. 123R share-based compensation expense recognized in the statement of operations for the first and second quarters of 2006 is based on awards ultimately expected to vest and is reduced for estimated forfeitures. The assumptions used to estimate the fair value of stock options granted to employees and directors are listed below for the nine months ended September 30, 2006.  No new grants were issued during the three months ended September 30, 2006 and the assumptions used in the Black-Scholes option pricing model are unchanged since June 30, 2006.

Nine Months Ended September 30, 2006
Expected volatility	69%
Expected term (years)	6.1
Risk free interest rate	4.74%
Expected dividend yield	0%

The estimated volatility reflects the application of the SEC's SAB No. 107, Share-Based Payment, incorporating the historical volatility of comparable companies whose share prices are publicly available. The weighted average expected life of options was calculated using the simplified method as prescribed by SAB No. 107. This decision was based on the lack of relevant historical data due to the Company's limited historical experience. The risk-free interest rate assumption was based on the U.S. Treasury's rates for U.S. Treasury securities with maturities similar to those of the expected term of the award being valued. The assumed dividend yield was based on the Company's expectation of not paying dividends in the foreseeable future.

Information with respect to all of the Company's stock option plans is as follows.

	Shares	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2005	5,271,727	$0.17
Granted	311,000	0.24
Exercised	(1,992,210)	0.16
Cancelled	(39,167)	0.20

Outstanding at September 30, 2006	3,551,350	0.18

The weighted average remaining contractual term is 7.1 years. The weighted average grant-date fair value of stock options granted during the nine months ended September 30, 2006 was $0.16 per share.

The aggregate intrinsic value as of September 30, 2006 was $219,142.  The aggregate intrinsic value represents the difference between the fair market value of our common stock as of September 30, 2006, which was $0.24 per share, and the weighted average exercise price multiplied by the number of options outstanding.

The Company recognized  $24,922 and $79,199 in total stock-based compensation expense for its share-based awards during the three- and nine-month period ended September 30, 2006 of which $23,313 and $74,479 are related to employee and director awards valued under SFAS No. 123R. Stock-based compensation expense was allocated among the following expense categories:

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Research and development	$13,753	$39,996
General and administrative	11,169	39,203

Stock-based compensation expense	$24,922	$79,199

Stock-based compensation expense per share, basic and diluted	$.01	$.02

Under the modified prospective method of transition under SFAS No. 123R, the Company is not required to restate its prior period financial statements to reflect the expensing of share-based compensation under the new standard.

As of September 30, 2006, the total unrecognized stock-based compensation expense related to non-vested stock options was $201,292. This expense is expected to be recognized on a straight-line basis over a weighted average period of approximately 2.4 years.

Proforma information under SFAS 123 for periods prior to Fiscal 2006

The following table illustrates the effect on net losses as if the Company had applied the fair value recognition provisions of SFAS No. 123 to determine stock-based compensation for the three and nine months ending September 30, 2005:

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005

Net loss attributable to common stockholders, as reported	$(3,340,814)	$(10,236,303)
Add: Share-based compensation expense for consultants included in reported net loss attributable to common stockholders	3,539	6,965
Deduct: Share-based compensation expense for employees determined under fair value based method for all awards	(31,455)	(72,300)

Pro forma net loss attributable to common stockholders	(3,368,730)	$(10,301,638)

Pro forma net loss per share attributable to common stockholders, basic and diluted	$(1.04)	$(3.24)

Equity instruments issued to non-employees are recorded at their fair values as determined in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods and Services, and are periodically revalued as the options vest and are recognized as expense over the related service period. During the nine months ended September 30, 2006 and 2005, the Company recognized $4,718 and $6,965, respectively, for stock options and warrants issued to non-employees.

3. Net Loss Per Share

The Company calculates net loss per share in accordance with SFAS No. 128, Earnings Per Share. Net loss per share is computed on the basis of the weighted-average number of shares of common stock outstanding during the periods presented. Loss per share assuming dilution is computed on the basis of the weighted-average number of common shares outstanding and the dilutive effect of all common stock equivalents. Net loss per share attributable to common stockholders assuming dilution for the three- and nine-month periods ended September 30, 2006 and 2005 is equal to net loss per share attributable to common stockholders since the effect of common stock equivalents outstanding during the periods, including stock options, warrants and redeemable convertible preferred stock, is antidilutive.

4. Long-Term Debt

In September 2005, the Company entered into a loan and security agreement that allowed the Company to borrow up to $10,000,000. During 2005 the Company borrowed $5,000,000. In connection with the September 2005 borrowing, the Company issued warrants to purchase 183,332 shares of Series C Redeemable Convertible Preferred Stock at an exercise price of $1.50 per share. The fair value of the warrants ($212,665) was recorded as a debt discount and is being amortized as additional interest expense over the term of the loan.

In March 2006, the Company borrowed an additional $5,000,000 under these notes and as of September 30, 2006, the Company had borrowed $10,000,000. In connection with the March 2006 borrowing, the Company issued warrants to purchase 183,332 shares of Series C Redeemable Convertible Preferred Stock at an exercise price of $1.50 per share. The warrants were valued using the Black-Scholes model assuming a risk-free interest rate of 5.6%, an expected dividend yield of 0%, expected volatility of 65% and an expected life of the warrants of ten years. The fair value of the warrants ($212,665) was recorded as a debt discount and the aggregate unamortized debt discount as of September 30, 2006 was $329,124. The debt discount is being amortized as additional interest expense over the term of the loan. The warrant price and number of warrants is subject to change based on the stock price of a future financing. Additionally, the underlying class of stock is subject to change if the Company issues additional redeemable convertible preferred stock with a more favorable liquidation preference than the liquidation preference for the Series C class of redeemable convertible preferred stock underlying the warrants. The warrants expire on the later date of September 26, 2015, or five years after the closing of the Company's initial public offering.

The Series C-2 Redeemable Convertible Preferred Stock issued in June 2006 (see Note 5 “Redeemable Convertible Preferred Stock”) had a more favorable liquidation preference than the Series C Redeemable Convertible Preferred Stock. Under the terms of the warrant agreement, in June 2006 the Series C-2 Redeemable Convertible Preferred Stock became the underlying class of stock for the warrants issued in September 2005 and March 2006. The warrant price, issue date and number of warrants were unchanged, therefore the amount of recorded debt discount was unchanged.

As a result of the completion of the TorreyPines merger see Note 6 (“Subsequent Event”) the Company’s preferred stock was exchanged for 1.299 shares of TorreyPines common stock.  Accordingly, effective October 3, 2006 the Company’s common stock became the class of stock underlying the warrants.  After giving effect to a 1-for-8 reverse stock split of TorreyPines common stock, the total aggregate shares underlying the warrants equals 59,544 and the split adjusted exercise price equals $9.24.  The recorded debt discount is unchanged as a result of the merger.

Pursuant to the terms of the agreement, the Company is subject to a Material Adverse Change clause, which permits the holder of the note to call the balance if a Material Adverse Change occurs. A Material Adverse Change is defined as, (i) a material impairment in the perfection or priority of Lenders' security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations. Through September 30, 2006, the Company has not had a Material Adverse Change.

In accordance with this loan and security agreement, the Company is subject to certain non-financial covenants. The Company was in compliance with all covenants at September 30, 2006.

5. Redeemable Convertible Preferred Stock

In June 2006, the Company issued 4,242,846 shares of Series C-2 Redeemable Convertible Preferred Stock at $1.50 per share, for proceeds of $6,322,165, net of issuance costs of $42,104.  The terms of the Series C-2 Redeemable Convertible Preferred Stock are identical to the terms of the Company’s Series A, Series B and Series C Redeemable Convertible Preferred Stock disclosed in the consolidated financial statements for the year ended December 31, 2005 that are filed as Exhibit 99.1 to this form 8-K/A.  The Company is increasing the carrying amount of the redeemable convertible preferred stock by periodic accretions related to offering costs and the fair value of warrants issued in connection with the Series B Redeemable Convertible Preferred Stock and the related beneficial conversion feature, so that the carrying amount will equal the minimum redemption value on the earliest redemption date.  Increases in the carrying amount of the redeemable convertible preferred stock are recorded as increases in the Company's accumulated deficit.  In connection with the June 2006 issuance of Series C-2 Redeemable Convertible Preferred Stock, the Company amended the Shareholder’s Rights Agreement underlying the Series A, Series B and Series C Redeemable Convertible Preferred Stock to extend the redemption date of these shares to July 14, 2008.   The unamortized offering costs, fair value of warrants and related beneficial conversion feature are being accreted through July 14, 2008.

6. Subsequent Event

On June 7, 2006, the Company entered into a definitive merger agreement with TorreyPines.  This merger was completed on October 3, 2006.  Upon completion of the merger approximately 8.9 million shares of TorreyPines common stock were issued to the Company’s stockholders (after giving effect to a 1-for-8 reverse stock split of TorreyPines common stock) and TorreyPines assumed all of the stock options and stock warrants of the Company outstanding as of October 3, 2006.  Holders of the Company’s preferred stock received warrants to purchase 1.5 million shares of TorreyPines common stock (after giving effect to a 1-for-8 reverse stock split of TorreyPines common stock).  As a result, the Company’s stockholders, option holders and warrant holders owned, as of the closing, approximately 58% of the combined company on a fully-diluted basis and TorreyPines stockholders, option holders and warrant holders owned, as of the closing, approximately 42% of the combined company on a fully-diluted basis.  Following the completion of the merger, the business conducted by TorreyPines became the business conducted by TPTX, Inc. immediately prior to the completion of the merger.  Since the Company’s security holders own approximately 58% of the voting stock of the combined company after the merger, TPTX, Inc. is deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States.

7. New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109  (FIN 48), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company does not expect the adoption of SAB No. 108 to have a material impact on its consolidated results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies only to fair value measurements that are already required or permitted by other accounting standards. Accordingly, this Statement does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. The Company is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on its consolidated results of operations and financial position.